Document Security Systems, Inc. Reports Second Quarter

2017 Financial Results

—   Year-Over-Year Revenue up 3% to $8.6 million

—   2Q 2017 Adjusted EBITDA of $238,000 vs. 2Q 2016 Adjusted EBITDA of $117,000

—   DSS Technology Sales up 37% in 2Q 2017

Company Posts Improved Financial Performance Through Strong Sales in Technology Cards and AuthentiGuard Applications

ROCHESTER, NY — August 14, 2017 — Document Security Systems, Inc. (NYSE MKT: DSS), (“DSS”), a leader in anti-counterfeit, authentication, and diversion protection technologies whose products and solutions are used by governments, corporations and financial institutions to defeat fraud and to help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites, today announced its financial results for the second quarter ended June 30, 2017.

“While overall revenue was down somewhat for the quarter, I am excited by the strong technology sales growth achieved by the Company, and the number of opportunities we currently have in our pipeline. We are seeing the impact of our first, large-customer implementation of AuthentiGuard, where, despite softness in our packaging division, we achieved tangible improvements in our financial results. On a cumulative basis, our proprietary brand protection and anti-fraud technology products are becoming a larger part of our revenue profile,” stated Jeff Ronaldi, CEO of DSS. “The increase in our Adjusted EBITDA profit and the reductions in net loss during the quarter, despite the revenue dip, are indicators of the benefits of our growing success in the higher margin, technology-based businesses in our portfolio” added Ronaldi.

Second Quarter 2017 Financial Highlights

●	After a strong first quarter, revenue for the three months ended June 30, 2017 decreased slightly to $3.9 million, down 5% from the three months ended June 30, 2016, but maintained year-over-year growth of 3% for the six months ended June 30, 2017. During the second quarter of 2017, the Company’s technology sales, services and licensing revenue grew by 37%, while printed products revenue decreased 9%, as compared to the second quarter of 2016.

●	Costs and expenses for the six months ended June 30, 2017 was approximately $8,885,000, which represents a decrease of 3% from $9,183,000 for the six months ended June 30, 2016.

●	Net loss during the three months ended June 30, 2017 was approximately $265,000 ($0.02 per share), which is a 17% decrease as compared to a net loss of $318,000 ($0.02 per share) during the second quarter of 2016. Net loss during the six months ended June 30, 2017 was approximately $448,000 ($0.03 per share), which is a 52% decrease as compared to a net loss of $942,000 ($0.07 per share) during the second half of the prior year. The decreases in net loss during both periods are primarily due to the combined impact of increased technology card sales and AuthentiGuard sales, as well as an overall reduction in operating costs.

●	Adjusted EBITDA[1] for the three months ended June 30, 2017 was approximately $238,000 as compared to $117,000 for the three months ended June 30, 2016, a 103% improvement. For the six months ended, June 30, 2017, Adjusted EBITDA was $626,000 as compared to $14,000 during the same period of the prior year. The significant improvement in Adjusted EBITDA results for the Company are attributable to strong technology card sales, increased AuthentiGuard sales, and significant decreases in costs and expenses.

A full analysis of results for the quarter ended June 30, 2017 is available in the Company’s Form 10-Q, which is available on the Company’s website at www.dsssecure.com or through the Securities and Exchange Commission’s Edgar database at www.sec.gov.

ABOUT DOCUMENT SECURITY SYSTEMS, INC.

For over 15 years, Document Security Systems, Inc. (DSS) has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS’ innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard®, the company’s flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity.

The Company’s wholly-owned subsidiary, DSS Plastics Group (DSSPG), acquired by DSS in 2006, has been manufacturing advanced plastic cards and related products for businesses worldwide for over 40 years. Utilizing DSS core anti-fraud technologies, DSSPG’s expertise includes security printing, plastic card manufacturing, Enhanced Tribal Cards, RFID products, SwiftColor InkJet Plastic Cards, Secure Card Designs and Polycarbonate card production. DSSPG’s vast experience and knowledge has made them a leader in the plastic card industry, and has resulted in an impressive client list consisting of numerous governmental agencies, social media giants, global technology firms, and U.S. professional sports organizations and events.

For more information on DSS and its Plastics Group subsidiary, visit http://www.dsssecure.com and http://www.dssplasticsgroup.com.

Keep up-to-date on DSS events and developments, join our online communities at Facebook, Twitter and LinkedIn.

For more information:

Investor Relations

Document Security Systems

(585) 232-5440

Email: ir@documentsecurity.com

FORWARD-LOOKING STATEMENTS

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to continue the growth in sales of AuthentiGuard and manage our expenses, as well as those risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 28, 2017. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	% change	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	% change
Revenue
Printed products	$3,382,000	$3,724,000	-9%	$7,786,000	$7,699,000	1%
Technology sales, services and licensing	478,000	348,000	37%	845,000	712,000	19%

Total revenue	$3,860,000	$4,072,000	-5%	$8,631,000	$8,411,000	3%

Costs and expenses
Costs of goods sold, exclusive of depreciation and amortization	$2,191,000	$2,330,000	-6%	$4,979,000	$4,941,000	1%
Sales, general and administrative compensation	842,000	911,000	-8%	1,740,000	1,758,000	-1%
Depreciation and amortization	348,000	340,000	2%	690,000	700,000	-1%
Professional fees	196,000	116,000	69%	358,000	542,000	-34%
Stock based compensation	58,000	12,000	383%	191,000	86,000	122%
Sales and marketing	81,000	91,000	-11%	176,000	166,000	6%
Rent and utilities	144,000	147,000	-2%	295,000	285,000	4%
Other operating expenses	126,000	240,000	-48%	354,000	473,000	-25%
Research and development	42,000	120,000	-65%	102,000	232,000	-56%

Total costs and expenses	$4,028,000	$4,307,000	-6%	$8,885,000	$9,183,000	-3%

Operating income (loss)	(168,000)	(235,000)	-29%	(254,000)	(772,000)	-67%

Other expenses
Interest expense	$(55,000)	$(73,000)	-25%	$(112,000)	$(150,000)	-25%
Amortized debt discount	(37,000)	(5,000)	640%	(72,000)	(11,000)	555%

Other expense	$(92,000)	$(78,000)	18%	$(184,000)	$(161,000)	14%

Loss before income taxes	(260,000)	(313,000)	-17%	(438,000)	(933,000)	-53%

Income tax expense	5,000	5,000	0%	9,000	9,000	0%

Net loss	$(265,000)	$(318,000)	-17%	$(448,000)	$(942,000)	-52%

Loss per common share:
Basic and diluted	$(0.02)	$(0.02)	0%	$(0.03)	$(0.07)	-57%

Shares used in computing loss per common share:
Basic and diluted	13,664,503	12,976,737	5%	13,644,559	12,973,612	5%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of

	June 30, 2017	December 31, 2016
	(Unaudited)

ASSETS
Current assets:
Cash	$4,068,745	$5,871,738
Restricted cash	402,827	177,609
Accounts receivable, net of $50,000 allowance for uncollectible accounts	1,874,366	1,890,981
Inventory	1,523,879	1,206,377
Prepaid expenses and other current assets	297,793	350,289

Total current assets	8,167,610	9,496,994

Property, plant and equipment, net	4,593,990	4,573,841
Other assets	45,821	45,821
Goodwill	2,453,597	2,453,349
Other intangible assets, net	1,556,682	1,896,018

Total assets	$16,817,700	$18,466,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,767,768	$2,212,653
Accrued expenses and deferred revenue	940,736	1,290,593
Other current liabilities	2,982,175	2,996,310
Short-term debt	3,552,705	-
Current portion of long-term debt, net	834,416	1,202,335

Total current liabilities	10,077,800	7,701,891

Long-term debt, net	1,730,287	5,249,569
Other long-term liabilities	1,893,995	2,184,843
Deferred tax liability, net	55,094	45,619

Commitments and contingencies (Note 6)

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 13,688,903 shares issued and outstanding (13,502,653 on December 31, 2016)	273,778	270,053
Additional paid-in capital	104,553,417	104,338,002
Accumulated other comprehensive loss	(39,494)	(45,343)
Accumulated deficit	(101,727,177)	(101,278,611)
Total stockholders’ equity	3,060,524	3,284,101

Total liabilities and stockholders’ equity	$16,817,701	$18,466,023

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Six Months Ended June 30:

(Unaudited)

	2017	2016
Cash flows from operating activities:
Net loss	$(448,566)	$(941,847)
Adjustments to reconcile net loss to net cash from (used by) operating activities:
Depreciation and amortization	689,749	700,244
Stock based compensation	191,360	86,486
Paid in-kind interest	36,000	39,000
Change in deferred tax provision	9,474	9,474
Amortization of deferred financing costs	72,432	10,576
Decrease (increase) in assets:
Accounts receivable	16,615	(21,380)
Inventory	(317,502)	(225,290)
Prepaid expenses and other current assets	52,496	(11,686)
Restricted cash	(225,218)	75,274
Increase (decrease) in liabilities:
Accounts payable	(445,590)	316,587
Accrued expenses and other liabilities	(656,033)	(104,071)
Net cash used by operating activities	(1,024,783)	(66,633)

Cash flows from investing activities:
Purchase of property, plant and equipment	(365,659)	(128,632)
Proceeds from sale of intangibles	-	495,000
Purchase of intangible assets	(4,903)	(67,944)
Net cash (used) provided by investing activities	(370,562)	298,424

Cash flows from financing activities:
Payments of long-term debt	(407,648)	(900,808)
Issuances of common stock, net of issuance costs	-	-
Net cash used by financing activities	(407,648)	(900,808)

Net decrease in cash	(1,802,993)	(669,017)
Cash at beginning of period	5,871,738	1,440,256

Cash at end of period	$4,068,745	$771,239

1 ADJUSTED EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing the Company’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as goodwill impairments, each of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

Non-GAAP Financial Performance Measure

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% change	2017	2016	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss:	$(265,000)	$(318,000)	-17%	$(448,000)	$(942,000)	-52%
Add backs:
Depreciation & amortization	348,000	340,000	2%	690,000	700,000	-1%
Stock based compensation	58,000	12,000	383%	191,000	86,000	122%
Interest expense	55,000	73,000	-25%	112,000	150,000	-25%
Amortization of note discount	37,000	5,000	640%	72,000	11,000	555%
Income Taxes	5,000	5,000	0%	9,000	9,000	0%

Adjusted EBITDA	238,000	117,000	103%	626,000	14,000	4371%

Adjusted EBITDA, by group (unaudited)

Printed Products	$487,000	$653,000	-25%	$1,260,000	$1,269,000	-1%
Technology Management	(45,000)	(312,000)	-86%	(134,000)	(667,000)	-80%
Corporate	(204,000)	(224,000)	-9%	(500,000)	(588,000)	-15%

	238,000	117,000	103%	626,000	14,000	4371%